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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2002

CAREMARK RX, INC. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation)	0-27276 (Commission File Number)	63-1151076 (IRS Employer Identification No.)
3000 Galleria Tower Suite 1000 Birmingham, Alabama (Address of principal executive offices)		35244 (Zip Code)

Registrant's telephone number, including area code: (205) 733-8996

Item 5.    Other Events.

        On April 2, 2002, Caremark Rx, Inc. (the "Company") was served with a purported private class action lawsuit which was filed in the United States District Court, Central District of California on March 22, 2002. The lawsuit, which is similar to pending litigation recently filed against other pharmacy benefit management companies, alleges that the Company acts as a fiduciary as that term is defined in the Employee Retirement Income Security Act ("ERISA"), and that the Company has breached certain purported fiduciary duties under ERISA. The lawsuit seeks unspecified monetary damages and injunctive relief. The Company believes that it has meritorious defenses to this lawsuit, and intends to vigorously defend these claims.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2002	CAREMARK RX, INC.
	By:	/s/ HOWARD A. MCLURE Howard A. McLure Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES